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                     UNIVERSAL TOOL & STAMPING COMPANY, INC.

               Incorporated Under the Laws of the State of Indiana

                                     BY-LAWS

                         As Amended Through May 20, 1999


                                    ARTICLE I

                                     OFFICES

         Section 1. Principal Office. The Corporation shall continuously maintain in the State of Indiana a principal office and shall designate a resident agent in the State.

         Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Indiana as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Place of Meetings. All meetings of the shareholders for the election of directors and for any other purposes shall be held at the principal office of the Corporation or at such other place either within or without the State of Indiana as may be authorized by the Board of Directors and stated in the notice of the meeting.

         Section 2. Annual Meeting. An annual meeting of the shareholders of the Corporation shall be held on the fourth Thursday of April of each year if not a legal holiday, and, if a legal holiday, then on the next succeeding business day at 10 o'clock A.M., or on such other date and at such other time as shall be fixed by the Board of Directors, when the shareholders shall elect a Board of Directors and transact such other business as may properly came before the meeting.

         Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Director the Chairman and Chief Executive Officer, the Secretary or by the holders of not less than one-forth of all the outstanding shares of the Corporation entitled by the Articles of Incorporation to vote an the business proposed to be transacted thereat, and shall be held at such place, an such date, and at such time as they or he shall fix.

         Section 4. Notice. Written notice of every meeting of shareholders, stating the place date, and hour where it is to be held, and, in case of a special meeting, the purpose or purposes for which it is called, shall be delivered either personally or by mail, postage prepaid, by the Secretary

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or the officer or persons calling the meeting, to each shareholder of the
Corporation entitled to vote at such meeting not less than ten nor move than sixty days before the date fixed for such meeting, except as otherwise provided herein or required by law (meaning herein, as required from time to time by the Indiana Business Corporation Law from time to time in effect or the Articles of Incorporation). If Mailed such notice shall be deemed to have been given when deposited in the United States mail with postage prepaid, addressed to each shareholder at his address as it appears on the books of the Corporation. When a meeting is adjourned to another place, date, or time, written notice need, not be given of the adjourned meeting if the Place, date, and time thereof are announced at the meeting 'at which the adjournment is taken. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         Section 5. Voting Lists. The officer or agent having charge of the stock ledger of the Corporation shall make at least rive days before each meeting of shareholders a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares registered in the name of each which list shall be open to the examination of any such shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least five days prior to the meeting, either at a place where the meeting is to be held, which place shall be specified in the Notice of Meeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such shareholder who is present. This list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each or them.

         Section 6. Fixing Record Date. For the purpose of determining shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for such purpose, such date in any case not to be more than seventy days prior to the date on which the action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to receive payment of a, dividend, the end of the day on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination.

         Section 7. Quorum. At all meetings of shareholders, in order to constitute a Quorum for the transaction of business, there shall be present in person or represented by proxy holders of record of a majority of the shares of the class or classes of the capital stock or the Corporation entitled to vote at such meeting, except that as to any action to be taken by shareholders voting separately as a class or classes, the holders of a majority of the shares entitled to vote separately as one class shall constitute a quorum of that class and may act separately with respect to such action whether or not a quorum of another class or classes be present, unless a larger number may be required by law. At any 'meeting of shareholders, if less than a quorum be present, the holders of record of a majority of the shares present and entitled to vote may adjourn the meeting from time to time until a quorum shall be present. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders -to leave less

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than a quorum.

         Section 8. Vote Required. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the Corporation's Articles of Incorporation, all other matters shall be determined by a majority of the votes cast.

         Section 9. Voting of Shares; Proxies. Except as otherwise provided by law, each shareholder of record having the right to vote shall be entitled at every meeting Of the shareholders of the Corporation to one vote for each share of stock having voting power standing in the name of such shareholder on the books of the Corporation and such votes may be cast either in person or by written proxy. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney. Such proxy shall be filed with the Secretary of the Corporation or other officer or authorized agent to tabulate votes before or at the time of the meeting. All voting. except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a shareholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

         Section 10. Waiver of Notice. Except as otherwise required by law, any shareholder may at any time waive any or all notice to him of any meeting of shareholder by delivering to the Corporation a writing to that effect signed by him either before or after such meeting, and the presence of any shareholder in person or by proxy at any meeting of shareholders shall constitute waiver by him of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting-is not lawfully called or convened.

         Section 11. Informal Action By Shareholders. Any action required to be taken it a meeting of the shareholders of the Corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the shareholders. Such consent shall have the same effect as a unanimous vote of shareholders, and may be stated as such in any articles or document filed with the Secretary of State.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all the powers of the Corporation and do all such lawful acts and things as arc not by law or by these By-Laws required to be exercised or done

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by the shareholders.

         Section 2. Number and Term of Office. The number of directors shall be fixed from time to time by the Board of Directors, but shall not be less than two nor more than seven. Each director shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified, or until his earlier resignation, death or removal from office.

         Section 3. Vacancies. Any director may resign his office at any time by delivering his resignation in Writing to the Corporation, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective. Any vacancy occurring in the Board of Directors, caused by death, resignation, increase in number of directors, or otherwise, shall be filled by a majority vote of the remaining members of the Board, and such directors so elected shall hold office for the unexpired portion of the term of the director whose place is filled and/or until the next annual meeting of the shareholders.

         Section 4. Rules. The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with law or these By-Laws.

         Section 5. Place of Meetings. The directors may hold their meetings at the general office of the Corporation or at such other places as may be stated in the notice of such meeting.

         Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such date, time and place as shall from time to time be determined by resolution of the Board of Directors.

         Section 7. Special Meetings. Special meetings of the Board of Directors may be called at any time for any purpose by the Chairman and Chief Executive Officer or the President, and shall be called by the Secretary when and as he shall be so requested in writing by the Chairman of the Board, the President or any three directors.

         Section 8. Notice of Special Meetings. Notice of every special meeting of the Board of Directors stating the date, time and place of such meeting shall be delivered at least two full days prior to the meeting, as hereinafter set forth, to each director at his business address or such other address as he shall have previously specified in writing directed to the Secretary. Such notice shall be deemed to be given when deposited in the United States mail duly addressed with postage thereon prepaid. Notice, if by telegram. cable, telex or similar communication, shall be deemed to be given when delivered to the telegraph or cable company or, in the case of a telex or similar communication when transmitted. Notice may also be given in person or by telephone. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 9. Quorum. At all meetings of the Board of Directors a majority of the entire

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Board in office shall constitute a Quorum and be sufficient for the transaction of business, and any act of a majority of the directors present at a meeting at which there is a Quorum shall be the act or the Board or Directors, except as may be otherwise specifically provided by law or by these By-Laws. If a quorum shall not be present at any meeting of directors, a majority of the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting of the time and place of such adjourned meeting.

         Section 10. Committees The Board of Directors by resolution adopted by a majority of the entire Board in office may designate from among its members an Executive Committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the Board of Directors.

         Section 11. Compensation. The compensation of directors shall be set from time to time by resolution of the Board of Directors. Directors who are officers or employees of the Corporation shall receive no compensation for their duties as directors. Directors shall be reimbursed for expenses incurred in connection with their attendance at meetings of the Board or Directors or any committees thereof.

         Section 12. Waiver of Notice. Except as otherwise required by law, any director may at any time waive any or all notice to him of any meeting of the Board of Directors or the Executive Committee by delivering to the Corporation a writing to that effect signed by him either before or after such meeting, and the presence of any director at any meeting of the Board of Directors or the Executive Committee shall constitute a waiver by him of notice or such meeting ir such director does not protest, prior to the meeting or at its commencement, the lack of notice.

         Section 13. Informal Action By Director. Unless specifically prohibited by the Articles of Incorporation. any action required to be taken at a meeting of the Board of Directors of the Corporation. or any other action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if prior to such action a written consent to such action is signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

         Section 14. Participation in Meetings by Conference. Telephone Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

         Section 15. Amendment or Repeat of By-Laws. Except as otherwise provided by law the By-Laws may be amended or revealed by the affirmative vote of a majority of the Board of Directors in office at any meeting of the Board of Directors.

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         Section 16. Removal of Directors. One or more of the directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at in election of directors.

         Section 17. Resignation of Directors. A director may resign at any time by giving written notice to the Board of Directors, the Chairman and Chief Executive Officer or to the Secretary of the Corporation. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

                                   ARTICLE IV

                               EXECUTIVE COMMITTEE

         Section 1. Appointment. The Executive Committee shall consist of the Chairman and Chief Executive Officer, the Vice Chairman, the President and one other member of the Board or Directors or, if the offices of Chairman of the Board of Directors and President are held by one individual, the Executive Committee shall consist of such individual, the Vice Chairman and two other members of the Board of Directors. Vacancies in the Executive Committee may be filled at any meeting of the Board of Directors. All dir ectors who are not members of the Executive Committee shall be alternate members of the Executive Committee. Alternate members of the Executive Committee may from time to time be designated by the Chairman and Chief Executive Officer to take the place of any absent member or members at any meeting of the Executive Committee, and any alternate member of the Executive Committee when so designated shall be deemed a member of the Executive Committee at such meeting.

         Section 2. Powers. The Executive Committee shall have and may exercise all the powers of the Board of Directors with reference to the conduct of the business and affairs of the Corporation in the interim between meetings of the Board of Directors including, but not limited to, the authority to issue and sell or approve any contract to issue and sell, securities or shares of the Corporation or designate the terms of a series of a class of securities or shares. However, no committee has the authority to: (1) authorize distributions;
(2) approve or propose to shareholders any action required by, law to be approved by shareholders; (3) fill vacancies on the Board of Directors or on any of its committees; (4) amend the Articles of Incorporation, (5) adopt, amend or repeal By-Laws, (6) approve a plan of merger not requiring shareholder approval; or (7) amend or repeal any resolution of the Board of Directors which by its terms may not be so amended or repealed. The minutes of each meeting of the Executive Committee shall be presented for approval at the next succeeding meeting of the Board of Directors.

         Section 3. Place of Meetings. Meetings of the Executive Committee may be held at the general office of the Corporation or at such other places as may be stated in the notice of the meeting, and may be called by the Chairman and Chief Executive Officer or by any other member of the Executive Committee.

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         Section 4. Quorum. At any meeting of the Executive Committee, two members or designated alternate members shall constitute a quorum for the transaction of business. Any action of the Executive Committee to be effective must be authorized by the affirmative vote of a majority of the members or designated alternate members present, and in any event shall require not less than two affirmative votes.

         Section 5. Notice. Notice of every meeting of the Executive Committee stating the date, time and place of such' meeting shall be delivered at least two full days prior to the meeting to each member of the Executive Committee and to each alternate member of the Executive Committee who may be designated to take the place of any absent member at any meeting of the Executive Committee. Notice shall be given to each such person in the manner hereinafter set forth at his business address or such other address as he shall have previously specified in writing directed to the Secretary, Notice, if by mail, shall be deemed to be given when deposited in the United States mail duly addressed with postage thereon prepaid. Notice, if by telegram, cable, telex or similar communication, shall be deemed to be given when delivered to the telegraph or cable company or, in the case of a telex or similar communication, when transmitted. Neither the business to be transacted at, nor the purpose of, any meeting of the Executive Committee need be specified in the notice or waiver of notice of such meeting.

                                    ARTICLE V

                                    OFFICERS

         Section 1. Number The officers of the Corporation shall be a Chairman and Chief Executive Officer, a Vice Chairman, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer, a Controller and such assistants thereto as shall be determined by the Board of Directors. Any two of the aforesaid offices except those of Chairman and Chief Executive Officer and-Secretary may be held by the same person.

         Section 2. Election. The Board of Directors, immediately after each annual meeting of shareholders, shall, by majority vote, elect the officers of the Corporation. The Board of Directors may also elect or appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors or the Executive Committee.

         Section 3. Term of Office. The officers of the Corporation shall hold office for a term of one year and until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors f or the unexpired portion of the term.

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         Section 4. Chairman and Chief Executive Officer. The Chairman of the
Board shall be the Chief Executive Officer of the Corporation. He shall preside at all meetings of the shareholders and the Board of Directors and shall have such other duties as may be prescribed from time to time, by the Board of Directors or the Executive Committee. The Chairman and Chief Executive Officer need not be an employee of the Corporation. He shall have charge of the business and operations of the Corporation, subject to the control of the Board of Directors; shall in general supervise and see that all orders and resolutions of the Board of Directors and of the Executive Committee are carried into effect; shall do and perform all acts and things incident to the position of Chairman and Chief Executive Officer; and, shall have such other duties as may be prescribed from time to time by the Board of Directors or the Executive Committee. He shall preside as Chairman at all meetings of the Executive Committee.

         Section 5. Execution of Documents. The Chairman and Chief Executive Officer shall have, and is hereby given, full power and authority to execute all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents proxies and other powers of attorney, and other documents and instruments, including those requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In addition, the Chairman and Chief Executive Officer may delegate to other officers, employees and agents of the Corporation the power and authority to execute, on behalf of the Corporation, duly authorized contracts, agreements, deeds, conveyances, or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, with such limitations as the Chairman and Chief Executive Officer may specify; such authority so delegated by the Chairman and Chief Executive Officer shall not be redelegated by the person to whom such execution authority has been delegated.

         Section 6. Vice Chairman. The Vice Chairman shall, under the direction of the Board of Directors and the supervision of the Chairman and Chief Executive Officer, assist the Chairman and Chief Executive Officer in the performance of his responsibilities and shall perform such other functions as may be assigned to him from time to time by the Board of Directors, the Executive Committee or the Chairman and Chief Executive Officer. In the absence, death, or inability to act of the Chairman and Chief Executive Officer, the Vice Chairman shall, in addition to his other powers and duties, have and exercise all Powers and duties of the Chairman and Chief Executive Officer, however, the Vice Chairman shall not preside at a meeting of the shareholders or of the board of Directors or Executive Committee unless he is a director of the Corporation.

         Section 7. President. The President shall be the Chief Operating Officer of the Corporation and, under the direction of the Board of Directors and supervision of the Chairman and chief Executive officer, shall direct and be responsible-for operations of the Corporation's business and such other functions as may be assigned to him from time to time by the Board of Directors, the Executive Committee, the Chairman and Chief Executive officer or the Vice Chairman. In the absence, death or inability to act of the Vice Chairman, the President shall, in addition to his other

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powers and duties, have and exercise all powers and duties of the Vice
Chairman.

         Section 8. The Vice Presidents. Vice President, in the order determined by the Board of Directors shall in the absence or disability of the President perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe, except that no Vice President shall have the power and authority to delegate execution authority reserved to the Chairman and Chief Executive Officer under Section 5 of this Article V.

         Section 9. Vice President-Finance. The Vice President-Finance shall be the chief financial and administrative officer of the Corporation. He shall be in charge of the financial affairs of the Corporation under the direction of the Board of Directors and the supervision of the President. He shall supervise the activities of the Treasurer and the Controller and shall report periodically to the Board of Directors or the Executive Committee concerning the financial condition of the Corporation and shall perform such other duties as shall be ordered by the Board of Directors, the Executive Committee, the Chairman and Chief Executive Officer, the Vice Chairman, or the President.

         Section 10. Secretary. The Secretary shall attend all meetings of the Board of Directors, the Executive Committee, and of the shareholders, and record all the proceedings of the meetings of the Board of Directors, the Executive Committee and of the shareholders in books to be kept for that purpose and shall perform like duties for other committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman and Chief Executive Officer or the President. He shall have custody of the corporate seal of the Corporation and he or any Assistant Secretary shall have the authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the sell of the Corporation and to attest the affixing by his signature.

         Section 11. The Treasurer. Under the supervision of the Vice President-Finance, the Treasurer shall have the custody of the Corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as way be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Vice President-Finance, an account of all his transactions as Treasurer and of the financial condition of the Corporation. In addition, he shall perforim such other acts as are usually performed by the Treasurer of a corporation or assigned to him by the Board of Directors, the Executive Committee, the Chairman and Chief Executive Officer, the Vice Chairman, the President or the Vice President- Finance.

     Section 12. Controller. Under the supervision of the Vice
PrC3ident-Finance, the

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Controller shall be the chief accounting officer of the Corporation. He shall, when proper, approve all bills for purchases, payrolls, and similar instruments providing for disbursement of money by the Corporation for payment by the Treasurer. He shall be in charge of and maintain books of account and accounting records of the Corporation and shall render to the Vice President-Finance an account of all his transactions as Controller. In addition, he shall perform such other acts as are usually performed by the Controller of a corporation or assigned to him by the Board of Directors, the Executive Committee, the Chairman and Chief Executive Officer, the Vice Chairman, the President or the Vice President-Finance.

         Section 13. Assistant Secretaries and Assistant Treasurers. The Assistant Secretary and the Assistant Treasurer, or, if there shall be more than one, the Assistant Secretaries and Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary or Treasurer as the case may be, perform the duties and exercise the powers of the Secretary or Treasurer as the case way be shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHER

         Section 1. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit (other than in action or suit by or in the right of the Corporation) or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding that the person had reasonable cause to believe that hit or her conduct was unlawful.

         Section 2. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by of in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably

                                      -10-

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incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been finally adjudged to be liable for negligence or misconduct in the Performance of his or her duty to the Corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. Notwithstanding the foregoing, the Corporation shall not be required to indemnify any such person in connection with & proceeding voluntarily initiated by such person unless the proceeding was authorized by a majority of the entire Board of Directors.

         Section 3. To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any actual action, suit or proceeding referred to in Sections 1 and 2 of this Article VI or in defense of any claim or issue or matter therein, such person shall be indemnified against that portion of his expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with such claim, issue or matter.

         Section 4. Any indemnification under Sections I and 2 of this
Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections I and 2 of this Article VI and upon receipt of his or her written affirmation of good faith belief that he or she has met such standard of conduct Such determination shall be made (a) by the Board of Directors by a majority vote of a disinterested quorum or (b) if such a quorum is not obtainable, or even where such a, quorum is obtainable, if that quorum so directs by the written opinion of independent legal counsel selected by the Board of Directors in good faith, or (c) by the shareholders.

         Section 5. Expenses incurred in defending a civil or criminal action or suit, or in the course, of a proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 4 of this Article VI, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall be ultimately determined t at he or she is entitled to be indemnified by the Corporation as now or hereafter authorized by law and this Article VI.

         Section 6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; shall continue its to a person who has ceased to be a director, officer, employee or agent of the Corporation; and shall inure to the benefit of the heirs, executors and administrators of such a person.

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         Section 7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, of is of was serving at the request of the Corporation as a director, officer, employee of agent of another corporation, partnership, joint venture, trust of other enterprise, against any liability asserted against such person incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against liability under the provisions of this Article.

         Section 8. It a corporation has paid indemnity or has advance expenses to a director, officer, employee or agent, the Corporation shall report the indemnification or advance in writing to the shareholders -with or before the notice of the next shareholders meeting.


         Section 9. For purposes of this Article VI, references to "the Corporation" shall include, in addition to the surviving Corporation, any merging Corporation (including any Corporation having merged with a merging Corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such merging Corporation, or is or was serving at the request of such merging Corporation as a director, officer, employee or agent of another corporation, partnership, venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the surviving Corporation as such person would have with respect to such merging Corporation if its separate existence had continued.

         Section 10. For purposes of this Article VI references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participations, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article.

                                   ARTICLE VII

                                  CAPITAL STOCK

         Section 1. Stock Certificates. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors and as required by law. They shall be numbered and entered in the books of the Corporation as they are issued, shall exhibit the holder's name and the number of shares and shall be signed by the Chairman and Chief Executive Officer or the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant

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

Treasurer of the Corporation and shall bear the corporate seal. Where any such certificate is countersigned by a transfer agent or a register other than the Corporation or its employee, the signatures of any such officers and the seal of the Corporation upon such certificates may be facsimiles, engraved or printed.

         Section 2. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates the Board of Directors may in its discretion and as a condition precedent to the issuance thereof require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. Worn, defaced and mutilated certificates of stock may be surrendered and canceled and a new certificate in lieu of the same may be issued

         Section 3. Transfer Agents and Registrars. Whenever the Board of Directors shall so determine, it shall appoint one or more transfer agents and one or more registrars. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment of authority to transfer, it shall be the duty of the Corporation to issue a new certificate and every such transfer of stock shall be entered on the stock books of the Corporation. The stock books of the Corporation shall contain the names and addresses of all shareholders of the Corporation shall contain the names and addresses of all shareholders of the Corporation shall contain the names and address of all shareholders of the Corporation, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

         Section 4. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be found to recognize any equitable or other claim to or interest in such share on the part Of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 1. Fixing of Record Date For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or to receive any other distribution, or for the allotment of any rights, or for the delivery of evidence of rights or evidences of interests out of any change, conversion or exchange of capital stock, or for the purpose of any other lawful action, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders,

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

such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date of such meeting. If no record date is fixed, the record date for determining shareholders (i) entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) entitled to express consent to the corporate action in writing without a meeting when no prior action by the Board of Directors is necessary, if such action by written consent is permitted by the Corporation's Articles of Incorporation, shall be the day on which the first written consent is expressed; and (iii) for ally other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 2. Dividends. The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law.

     Section 3. Corporate Seal. The corporate seal of the Corporation shall consist of two concentric circles between which shall be the name of the Corporation and the word "Indiana" and in the center of which shall be the word "Seal." The seal can be used by causing it or a facsimile thereof, to be impressed, affixed, or in any other manner reproduced.

     Section 4. Checks. Drafts All checks, drafts at other, orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors or the Executive Committee may from time to time designate.


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